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                                                                  Rule 424(b)(3)
                                                     Registration No. 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 27, 2004

                                                      Dated: April 1, 2005

                                 STATE OF ISRAEL
                        FOURTH VARIABLE RATE LIBOR NOTES

Initial Interest Rate for Notes purchased during April 2005 is 3.9375%. This interest rate was calculated as follows:

Applicable LIBOR  +     Number of basis points              =     Initial Rate
for April 2005                set by State of Israel
                        at beginning of monthly
                        sales period

3.4375%           +     50 BASIS POINTS                     =     3.9375%

Applicable LIBOR is then adjusted July 1 and January 1.

Notes purchased in May 2005 will receive the rate and spread in effect for that sales period.